FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION

TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2) ☐

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

SECURITISATION ADVISORY SERVICES PTY. LIMITED

(ABN 88 064 133946)

(Exact name of obligor as specified in its charter)

Australian Capital Territory	Not Applicable
Commonwealth of Australia	(I.R.S. employer
(State or other jurisdiction of	identification no,)
incorporation or organization)

Level 7
48 Martin Place
Sydney, 2000 NSW	Not Applicable
(Address of principal executive offices)	(Zip code)

Mortgage Backed Floating Rate Notes

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223
Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045
Federal Deposit Insurance Corporation	Washington, D.C. 20429
New York Clearing House Association	New York, New York 10005
(b)	Whether it is authorized to exercise corporate trust powers. Yes.
2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation. None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.

A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit I to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits la and lb to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121195.)
6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-106702.)
7.	A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 27th day of September, 2007.

THE BANK OF NEW YORK
By:	/s/ Joseph Constantino
Name:	Joseph Constantino
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 2007, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amount in Thousands

Assets and Liabilities	As of June 30, 2007
1 Total employees (full-time equivalent)	18,482
2 Total assets	108,157,000
3 Cash and due from depository institutions	23,685,000
4 Interest-bearing balances	20,956,000
5 Securities	26,148,000
6 Federal funds sold & reverse repurchase agreements	10,611,000
7 Net loans & leases	30,979,000
8 Loan loss allowance	281,000
9 Trading account assets	2,764,000
10 Bank premises and fixed assets	884,000
11 Other real estate owned	2,000
12 Goodwill and other intangibles	3,663,000
13 All other assets	9,421,000
14 Life insurance assets	1,755,000
15 Total liabilities and capital	108,157,000
16 Total liabilities	99,606,000
17 Total deposits	82,818,000
18 Interest-bearing deposits	62,098,000
19 Deposits held in domestic offices	29,601,000
20 % insured (estimated)	2.64%
21 Federal funds purchased & repurchase agreements	1,555,000
22 Trading liabilities	2,565,000
23 Other borrowed funds	3,890,000
24 Subordinated debt	2,261,000

25 All other liabilities	6,517,000
26 Equity capital	8,551,000
27 Perpetual preferred stock	0
28 Common stock	1,135,000
29 Surplus	2,148,000
30 Undivided profits	5,268,000
31 Noncurrent loans and leases	24,000
32 Income earned, not collected on loans	357,000
33 Earning assets	89,306,000
34 Long-term assets (5+ years)	19,707,000
35 Average Assets, year-to-date	92,572,333
36 Average Assets, quarterly	95,882,500
37 Volatile liabilities	74,909,000
38 Insider loans	4,000
39 FHLB advances	0
40 Loans and leases held for sale	0
41 Unused loan commitments	37,461,000
42 Tier 1 (core) capital	5,850,000
43 Total risk weighted assets	73,616,700
44 Total unused commitments	37,461,000
45 Restructured Loans and leases	0
46 Quarterly mutual fund sales	0
47 Derivatives	981,188,000

I, Thomas J. Mastro, Executive Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro,

Executive Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi	Directors
Gerald L. Hassell